EXHIBIT 21
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                              LIST OF SUBSIDIARIES

The Company owns the following subsidiaries as of December 31, 1999:

                                                                   PERCENT
                                                                    VOTING                     JURISDICTION
NAME                                                              STOCK HELD                OF INCORPORATION
-------------------------------------------------------------------------------------------------------------

BankFirst (1)                                                        100%                        Tennessee

The First National Bank and Trust Company (2)                        100%                        United States

BankFirst Trust Company                                              100%                        Tennessee

(1) BankFirst owns the following subsidiaries as of December 31, 1999:

         Curtis Mortgage Company, Inc.                               100%                        Tennessee

         Eastern Life Insurance Company, Inc.                        100%                        Tennessee

(2) The First National Bank and Trust Company owns the following subsidiary as of December 31, 1999:

         Friendly Finance Company, Inc.                              100%                        Tennessee